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                                                                 Exhibit 4(s)(v)

                              CERTIFICATE OF TRUST

                                       OF

                             FLEET CAPITAL TRUST XII

         This Certificate of Trust of Fleet Capital Trust XII dated November 6, 2001, is hereby duly executed and filed by the undersigned, as trustees of Fleet Capital Trust XII, for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et. seq. The undersigned hereby certify as follows:

         1. Name. The name of the business trust formed hereby (the "Trust") is "Fleet Capital Trust XII."

         2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807 (a), is The Bank of New York (Delaware), a Delaware corporation, White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of the date of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                /s/ WILLIAM C. MUTTERPERL
                                ________________________________________________
                                Name: William C. Mutterperl
                                Title:  Trustee

                                /s/ DOUGLAS L. JACOBS
                                ________________________________________________
                                Name: Douglas L. Jacobs
                                Title:  Trustee

                                /s/ JOHN R. RODEHORST
                                ________________________________________________
                                Name: John R. Rodehorst
                                Title:  Trustee

                       [SIGNATURES CONTINUED ON NEXT PAGE]


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                                THE BANK OF NEW YORK (DELAWARE),
                                as Trustee

                                By:  /s/ WILLIAM T. LEWIS
                                     ___________________________________________
                                     Name: William T. Lewis
                                     Title: SeniorVice President






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